EXHIBIT 4.4

         THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") IN RELIANCE UPON THE EXEMPTIONS CONTAINED IN THE ACT. THIS OPTION AND ANY SHARES ISSUED UPON EXERCISE OF THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS; (ii) PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES); OR (iii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                eDiets.com, Inc.

                Option to Purchase 32,500 Shares of Common Stock
                            Par value $.001 per share
                             Dated November 17, 1999
                    Void after 5:00 p.m., Florida Local Time
                  November 17, 2004, or if not a business day,
                      at 5:00 p.m., Florida Local Time, on
                         the next following business day

         THIS CERTIFIES that, Isaac Kier is the registered holder of options to purchase at any time commencing November 17, 1999 through 5:00 P.M. Florida local time on November 17, 2004, (the "Exercise Period"), 32,500 shares (the "Option Shares") of fully paid and nonassessable common stock, par value $.001 per share(the "Common Stock"), of eDiets.com, Inc. (the "Company") at $1.425 per share (the "Exercise Price"). The Exercise Price is subject to adjustment as provided for herein. This option and any option subsequently issued upon exchange hereof are hereinafter collectively referred to as the "Option."

                  Section 1. Exercise of option. (a) This option is exercisable at anytime, from time to time, during the Exercise Period at the option of the Holder at the Exercise Price per Option Share purchased, payable in cash, by wire transfer or by check to the order of the Company, or any combination thereof, subject to adjustment as provided herein. Upon surrender of this Option with the annexed Purchase Form duly executed and dated, together with payment of the Exercise Price for the Option Shares purchased, at the Company's principal offices (currently located at 3467 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442) the Holder of this Option shall be entitled to receive a certificate or certificates for the Option Shares so purchased. The purchase rights represented by this Option are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Option Shares). In the case of the purchase of less than all Option Shares purchasable under this Option, the Company shall cancel said Option upon the surrender thereof and shall execute and deliver a new Option of like tenor for the balance of the Option Shares purchasable thereunder.

                  Section 2. Issuance of Certificates. Upon the exercise of all or part of the Option, the issuance of certificates for the Option Shares purchased pursuant to such exercise shall be made forthwith, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the

Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         This Option and, upon exercise of the Option, the certificates representing the Option Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

         This Option and, upon exercise of the Option, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following.

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act; or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel for the Company, stating that an exemption from registration under such Act is available."

                  Section 3. Restriction on Transfer of Option. The Holder of this Option, by its acceptance thereof, covenants and agrees that the Option and the Option Shares issuable upon exercise of the Option is being acquired as an investment and not with a view to the distribution thereof and that the Option and the Option Shares may not be transferred unless such securities are either registered under the Act and any applicable state securities law or an exemption from such registration is available. In connection with any purchase of Option Shares, the Holder agrees to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

                  Section 4. Adjustment of Number of Shares Subject to the Option. Upon any adjustment of the Exercise Price pursuant to Section 5 hereof, the Holder shall thereafter be entitled to purchase, at the adjusted Exercise Price, the number of Option Shares (calculated to the nearest share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Option Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  Section 5. Adjustment of Exercise Price. If at any time after the date of grant of this Option the Company shall engage in a split-up, subdivision or combination or exchange of its Common Stock, then the number of shares covered by this Option and the Exercise Price shall be proportionately adjusted for any such change by the Board of Directors of the Company whose determination shall be conclusive. Notwithstanding the foregoing, the Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Option would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

                  Section 6. Reclassification, Merger, etc. In the case of any reclassification of the Common Stock or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification of the Common Stock) or in the case of any sale of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Option Certificate, providing that the Holder shall have the right to exercise such new option (the "New Option") and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Option, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by a holder of shares of the Common Stock with respect to one share of Common Stock. Such New Option certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this Section 4 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  Section 7. No Stockholder Rights or Liabilities. This Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  Section 8. Registration Rights. The Company will include the Option Shares in a registration statement which the Company will prepare and file with the Securities and Exchange Commission (the "SEC") under the Act as soon as possible, but, in any event, within 12 months following the date of this Option and use its best efforts to have declared effective by the SEC as soon as possible but, in any event, within 15 months following the date of this Option.

                  Section 9. Lost, Stolen, Mutilated or Destroyed Option. If this Option is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Option, include the surrender thereof), issue a new Option of like denomination and tenor as the Option so lost, stolen, mutilated or destroyed.

                  Section 10. Governing Law. The Company, and by acceptance of this Option, the Holder each hereby acknowledge and agree that the option granted hereby is granted in the State of Florida. This Agreement, as well as the grant of such option and issuance of such Option Shares, is and shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

                  Section 11. Miscellaneous. This Option Certificate shall be binding upon and inure to the benefit of the Company and its successors and upon the Holder and its successors and permitted assigns.

                  IN WITNESS WHEREOF, eDiets.com, Inc. has executed this option on and as of the day and year first above written.

                               EDIETS.COM, INC.


                               By: /s/ David R. Humble
                                   ---------------------------------------
                               Name:  David R. Humble
                               Title: Chairman and Chief Executive Officer

                                  PURCHASE FORM

The undersigned hereby irrevocably elects to exercise the attached Option Certificate, to purchase __________ shares of the Common Stock of eDiets.com, Inc. and herewith tenders, in payment for such shares, cash or a check payable to the order of the Company, or a combination thereof, in the amount of $_______________ all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ____________________________________________________________________ whose address is ___________________________________________________________________,
and that such certificate be delivered to ________________________________________, whose address is____________________ .


Dated: __________________________   Signature: ______________________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Option Certificate)



                         ------------------------------

                         ------------------------------
                        (Insert Social Security or other
                          Identifying number of Holder)